Exhibit 10.3

FORM OF
STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT, dated as of November 27, 2023 (this “Agreement”), by and among Plum Acquisition Corp. I, a Delaware corporation (“SPAC”), Veea Inc., a Delaware corporation (the “Company”), and the stockholder of the Company whose name appears on the signature page of this Agreement (the “Stockholder”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA (as defined below).

WHEREAS, SPAC, Plum SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of SPAC (“Merger Sub”), and the Company propose to enter into, simultaneously herewith, a business combination agreement (the “BCA”), which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) SPAC shall transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Act, and (ii) Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of SPAC; and

WHEREAS, as of the date hereof, the Stockholder or its Affiliate owns of record or has the power to direct the vote of the number of shares of Company Capital Stock as set forth on Exhibit A hereto (all such shares of Company Capital Stock, together with any other shares of Company Capital Stock of which ownership of record or the power to direct the vote is acquired after the date hereof by the Stockholder or its Affiliate prior to the termination of this Agreement, collectively referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote.

(a) As soon as reasonably practicable after the Registration Statement/Proxy Statement is declared effective under the Securities Act and delivered or otherwise made available to the Company Stockholders, the Stockholder shall, and shall cause its Affiliates to, at any meeting of the Company Stockholders or class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which the Stockholder or its Affiliate is entitled to vote, be present for any such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, the Shares, to approve and adopt the BCA and the other Transaction Documents to which the Company is a party, and approve the Company’s performance of its obligations thereunder and the Merger and the Transactions, consistent with the Company’s requirements under Section 7.06 of the BCA. Without limiting the generality of the foregoing, during the term of this Agreement and prior to the Closing, (i) to the extent that it is necessary or advisable, in each case, as reasonably determined by the Company and certified in writing thereby to the Stockholder, for any matters, actions or proposals to be approved by the Stockholder or its Affiliates in connection with, or otherwise in furtherance of, the transactions contemplated by the BCA and/or the other Transaction Documents, the Stockholder shall, and shall cause its Affiliates to, vote (or cause to be voted) the Shares in favor of and/or consent to any such matters, actions or proposals promptly, and (ii) the Stockholder shall, and shall cause its Affiliates to, vote (or cause to be voted) the Shares against and withhold consent (to the extent the Stockholder’s or its Affiliate’s vote or consent is requested) with respect to (A) any proposal relating to an Alternative Transaction (without limiting the rights of the Company’s board of directors under Sections 7.05 and 11.01(j) of the BCA) or (B) any other matter, action or proposal that would reasonably be expected to result in the failure of the Merger or the other Transactions from being consummated, in each case, as requested in writing by the Company. The Stockholder acknowledges receipt of a copy of the BCA.

(b) Without limiting any other rights or remedies of SPAC or the Company, the Stockholder, on behalf of itself and its Affiliates, hereby irrevocably appoints each of SPAC and the Company or any individual designated by each of them (acting jointly) as the Stockholder’s and its Affiliates’ respective agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Stockholder or its Affiliates, to attend on behalf of such Stockholder or its Affiliates the general meeting or any meeting of the stockholders of the Company with respect to the matters described in Section 1(a), to include the Shares in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company, to vote (or cause to be voted) the Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the stockholders of the Company or any action by written consent by the stockholders of the Company, in each case, in the event that (i) the Stockholder or its Affiliate fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a) and continues to fail to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a) for three (3) Business Days following written notice from the Company and SPAC of such failure to perform or comply, or (ii) the Stockholder or its Affiliate challenges (in any Proceeding or otherwise), directly or indirectly, the validity or enforceability of its covenants, agreements or obligations under Section 1(a), or the voting proxy it executes. For the avoidance of doubt, this Section 1(b) does not prevent the Stockholder or its Affiliates from withdrawing or otherwise challenging the voting proxy if this Agreement has terminated in accordance with its terms.

(c) The proxy granted by the Stockholder on behalf of itself and its Affiliates pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for SPAC and the Company entering into the BCA and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder on behalf of itself and its Affiliates pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder or its Affiliate and, upon the Stockholder’s execution of this Agreement, shall revoke any and all prior proxies granted by the Stockholder or its Affiliate with respect to the Shares. The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a), and shall only exercise such proxy granted pursuant to Section 1(b) consistent with the provisions described in Section 1(a). For the avoidance of doubt, the proxy granted by the Stockholder on behalf of itself and its Affiliates pursuant to Section 1(b) shall terminate automatically with no further action required if the BCA (or any provision thereof) or any Transaction Documents (or any provision thereof) are entered into, amended, supplemented, modified or waived in any manner adverse to the Stockholder or its Affiliate without the prior written consent of such Stockholder, such consent not to be unreasonably withheld or delayed.

2. Termination of Stockholders’ Rights under Applicable Agreements. The Stockholder, by execution of this Agreement, with respect to the Shares, hereby agrees on behalf of itself and its Affiliates to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time and provided that all Terminating Rights (as defined below) between the Company or any of its Subsidiaries and any other holder of Company Capital Stock shall also terminate at such time, if applicable to the Stockholder or its Affiliates, any rights under any letter agreement providing for redemption rights, put rights, purchase rights, information rights, rights to consult with and advise management, inspection rights, preemptive rights, Company board or director observer rights or rights to receive information delivered to the Company’s board of directors or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between the Stockholder or its Affiliates and the Company, but excluding, for the avoidance of doubt, any rights the Stockholder or its Affiliates may have that relate to any indemnification, commercial, employment or service agreements, any Company Convertible Securities or any other arrangements between the Stockholder or its Affiliates and the Company or any Subsidiary, including without limitation any rights under the BCA or other Transaction Documents, which shall survive in accordance with their terms.

3. No Transfer of Shares. Except as expressly contemplated by the BCA, during the term of this Agreement, Stockholder on behalf of itself and its Affiliates agrees that it shall not, and shall not permit its Affiliates to, directly or indirectly, (a) sell, assign, transfer (including without limitation by operation of Law), gift, convey, Lien, pledge, hypothecate, dispose of or otherwise encumber any of the Shares or grant any security interest in, or otherwise agree to do any of the foregoing (collectively, a “Transfer”), except for a Transfer of Shares pursuant to the BCA or to another Company Stockholder that is already party to a Stockholder Support Agreement in substantially the form of this Agreement, (b) grant or agree to grant any proxy, power of attorney or other right to vote any of the Shares, deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares; provided that, the foregoing shall not prohibit the Transfer of the Shares by the Stockholder or its Affiliate (i) to any of their respective Affiliates or (ii) to any other transferee that concurrently with such Transfer executes and delivers to the Company and SPAC a Stockholder Support Agreement in substantially the form of this Agreement with respect to the Shares subject to such Transfer.

4. Waiver of Appraisal Rights. The Stockholder on behalf of itself and its Affiliates hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including without limitation under Section 262 of the DGCL) with respect to the Merger and any rights to dissent with respect to the Merger or to oppose any reorganization or amendment designed to facilitate drag along rights or otherwise facilitate the BCA.

5. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to SPAC as follows:

(a) The execution, delivery and performance by the Stockholder or its Affiliate of this Agreement and the consummation by the Stockholder or its Affiliate of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to the Stockholder or its Affiliate, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the other agreements contemplated by the BCA), or (iv) if the Stockholder or its Affiliate is not a natural Person, conflict with or result in a breach of or constitute a default under any provision of the Stockholder’s or its Affiliates’ governing documents, as applicable.

(b) As of the date of this Agreement, the Stockholder or its Affiliate owns exclusively of record and has good and valid title to, or has the power to direct the vote of, the Shares set forth on Exhibit A, and in the case of Shares owned of record, such Shares are owned free and clear of any Lien, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws, and (iii) the Company’s Governing Documents. As of the date of this Agreement, the Stockholder or its Affiliate has the sole power (as currently in effect) to vote and, in the case of Shares owned of record, right, power and authority to sell, transfer and deliver the Shares, and the Stockholder and its Affiliates do not own, directly or indirectly, or have the right to direct the vote of any other shares of Company Capital Stock.

(c) The Stockholder or its Affiliates, in each case except as provided in this Agreement or the Company’s Governing Documents, (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to the Shares, (ii) has not entered into any voting agreement or voting trust (and the Stockholder has no knowledge of any such voting agreement or voting trust in effect) with respect to any Shares that is inconsistent with the Stockholder’s or its Affiliates’ obligations pursuant to this Agreement or would reasonably be expected to prevent or delay the performance by the Stockholder or its Affiliate of their obligations under this Agreement, (iii) has not granted a proxy or power of attorney with respect to any Shares that is inconsistent with the Stockholder’s or its Affiliates’ obligations pursuant to this Agreement (and the Stockholder has no knowledge of any such proxy or power of attorney in effect), and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement (and the Stockholder has no knowledge of any such agreement or undertaking).

(d) The Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by the Stockholder.

(e) As of the date of this Agreement, there are no Proceedings pending against the Stockholder or its Affiliate or, to the knowledge of the Stockholder, threatened against the Stockholder or its Affiliate that, in any manner, questions the beneficial or record ownership of the Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by the Stockholder or its Affiliates of their obligations under this Agreement.

(f) The Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the BCA and has independently made its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty to Stockholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement or any other Transaction Document to which the Stockholder is a party.

(g) Other than as provided in the BCA, neither the Stockholder nor its Affiliates has made, nor has any third party made on behalf of the Stockholder or its Affiliate, any arrangement for any broker’s, finder’s, financial advisor’s or other similar fee or commission for which SPAC, the Company or any of their respective Subsidiaries is or would reasonably be expected to be liable in connection with the BCA or this Agreement or any of the respective transactions contemplated hereby or thereby.

(h) The Stockholder understands and acknowledges that SPAC is entering into the BCA in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

6. Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the Stockholder and its Affiliates under this Agreement shall automatically terminate upon the earliest of (a) the mutual written consent of SPAC, the Company and the Stockholder, (b) the Effective Time and (c) the termination of the BCA in accordance with its terms. Upon termination of this Agreement, none of the parties shall have any further obligations or liabilities under this Agreement. Notwithstanding the foregoing, nothing in this Section 6 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

7. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) electronically by e-mail or physically by registered or certified mail (postage prepaid, return receipt requested) or delivery in person to the respective parties at the following addresses and e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to SPAC, to it at:

Plum Acquisition Corp. I
2021 Fillmore St. #2089

San Francisco, California 94115
Attn: Kanishka Roy; Mike Dinsdale
Email: [omitted]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
390 Madison Avenue
New York, New York 10017
Attn: Richard Aftanas; John Duke
Email: richard.aftanas@hoganlovells.com; john.duke@hoganlovells.com

If to the Company, to it at:

Veea Inc.

164 E. 83rd Street

New York, New York 10028

Attn: Allen Salmasi

Email: [omitted]

with a copy (which shall not constitute notice) to:

Veea Inc.

164 E. 83rd Street

New York, New York 10028

Attn: Janice K. Smith

Email: [omitted]

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Fl.

New York, New York 10105
Attn: Stuart Neuhauser, Esq.

Matthew A. Gray, Esq.
Email: sneuhauser@egsllp.com; mgray@egsllp.com

If to the Stockholder, to the address or email address set forth for the Stockholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, or any like relationship between the parties hereto or among any other Company Stockholders entering into stockholder support agreements with the Company and/or SPAC. The Stockholder is not affiliated with any other holder of securities of the Company entering into a stockholder support agreement with the Company and/or SPAC in connection with the BCA and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(e) This Agreement and any other Transaction Documents to which the Stockholder is a party (together with the BCA to the extent referred to herein) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(f) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto. The provisions of this Agreement may not be waived, except in a writing signed by the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their respective specific terms or otherwise breaches such provisions. It is accordingly agreed that each party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which the same is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

(i) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Proceeding arising out of or relating to this Agreement brought by any party hereto, and (ii) agree not to commence any Proceeding relating thereto except in the courts described above in Delaware, other than Proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(j) This Agreement may be executed and delivered (including without limitation by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) The Stockholder on behalf of itself and its Affiliates hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s and/or its Affiliates’ identity and ownership of Shares and the nature of the Stockholder’s and its Affiliates’ obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and SPAC have provided the Stockholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and SPAC will consider in good faith.

(l) Without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(m) This Agreement shall not be effective or binding upon the Stockholder or its Affiliates until after such time as the BCA is executed and delivered by the Company, SPAC and Merger Sub.

(n) Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s and its Affiliates’ capacity as a stockholder of the Company, and not in any other capacity and, if applicable, this Agreement shall not limit or otherwise affect the actions of the Stockholder or any Affiliate, Representative or designee of the Stockholder or any of its Affiliates in his or her capacity as an officer or director of the Company or its Subsidiaries.

(o) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(o).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PLUM ACQUISITION CORP. I

By:
Name:	Kanishka Roy
Title:	Co-Chief Executive Officer and President

VEEA INC.

By:
Name:	Allen Salmasi
Title:	Chairman and Chief Executive Officer

{Signature Page to Stockholder Support Agreement}

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STOCKHOLDER:

[_________________]

Address and email address for purposes of Section 7(b):

Address: ______________________________

___________________________________________

Email:_________________________________

{Signature Page to Stockholder Support Agreement}

EXHIBIT A

Company Capital Stock